UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)     February 14, 2007

                             AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


              Delaware                0-24393            13-3945947
   (State or other jurisdiction     (Commission        (IRS Employer
         of incorporation)          File Number)     Identification No.)

30 Ledgar Road, Balcatta, WA, Australia                     6021
(Address of principal executive offices)                 (Zip Code)


Registrant's Telephone Number, including the area code:   (+61) 8 9240-2836


(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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AURORA GOLD CORPORATION
-----------------------

Item 8.01 Other Events

Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil, is pleased to announce an initial resource estimate for the Molly occurrence on the Company's Sao Domingos property.

Based on the first 10 drill holes results from the Sao Domingos property, Molly occurrence, Aurora Gold Corp is pleased to announce an inferred resource of:

      1,428,000 tonnes @ 3.94 g/t Au for 180,000 ounces of gold (rounded)*.

The Company is awaiting results from a further 7 drill holes, which will extend the strike and significantly increase the resource.

Aurora Gold initiated an independent resource estimation on the Molly Occurrence (Molly), and is currently planning follow up drilling to bring the project up to feasibility. The resource estimation was completed by Raylar Pty Ltd, an Australian based geological consultancy. The inferred resource was calculated on the first 10 drill holes targeting high grade gold vein and alteration material. Drill hole line spacing of 40m were used in the initial appraisal. Aurora Gold intends to add a higher level of confidence in the resource estimate by infilling the drill spacing to a distance of 20m during 2007.

Aurora Gold is confident that further drilling along strike will confirm the mapping and indicate further extensions of the known mineralisation. Aurora Gold intends to fast track Molly to feasibility and to bring the project to production in the near future.

The resource still remains open along strike in both directions and to depth, and Aurora Gold will continue to evaluate the potential, and is confident that Molly could evolve and link up with other noted targets further along strike. The results could see a series of satellite mines that could provide high grade mill feed for years to come and provide a cash flow to aggressively explore the Tapajos properties.

Aurora Gold is a mineral exploration company focusing on the exploration and development of its 5 exploration properties totalling 44,469 hectares in the Tapajos Gold Province, State of Para, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos. Aurora Gold's stock trades on the following exchanges under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt Exchange and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

* RESOURCES QUOTED IN THIS NEWS RELEASE HAVE BEEN PREPARED IN ACCORDANCE WITH THE AUSTRALASIAN JOINT ORE RESERVES COMMITTEE (THE "JORC") CODE FOR REPORTING OF MINERAL RESOURCES AND ORE RESERVES (THE "JORC CODE").

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits:

99.1 Aurora Gold Corporation news release issued February 14, 2007 and disseminated through the facilities of recognized newswire services.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AURORA GOLD CORPORATION


Date: February 14, 2007                 by: /s/ A. Cameron Richardson
      -----------------                     -------------------------
                                                A. Cameron Richardson
                                                CFO and Director